UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2010 (October 18, 2010)

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31937	26-2522031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 2003, East Tower, Zhong Rong Heng Rui International Plaza, 620 Zhang Yang Road, Pudong District, Shanghai 200122 People's Republic of China
(Address of principal executive offices)

86-21-58359979
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2010, ShengdaTech, Inc.’s (the “Company”) 2009 Annual Meeting of Stockholders was held at Unit 2003, East Tower, Zhong Rong Heng Rui International Plaza, 620 Zhang Yang Road, Pudong District, Shanghai 200122, People’s Republic of China. The following five directors were elected to serve on the board of directors until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office, whose resumes are attached as follows:

Mr. Xiangzhi Chen has served as our chief executive officer, president and director since March 31, 2006. Mr. Chen is the founder of Faith Bloom and its subsidiaries and has served as their chairman and chief executive officer since the subsidiaries’ formation in 2001. He served as president of Shandong Shengda Technology Co., Ltd., one of our affiliates, from January 2003 to March 2009.  We believe Mr. Chen’s qualifications to serve on our board include his extensive knowledge of the Company as founder, chairman, CEO, and president and his understanding and in-depth experience in dealing in the markets served.  In addition, we believe that his vision and progressive leadership will continue to positively influence the Company’s profitable revenue growth and corresponding profitability, and his background positions him to grow the Company both organically and by acquisition.

Ms. Anhui Guo has served as our chief operating officer since April 2009.  She had served as our chief financial officer from March 2006 to April 2009, has served as our vice president and treasurer since March 31, 2006 and as director since February 23, 2007. Ms. Guo has served as chief financial officer of Faith Bloom and its subsidiaries from 2001. Ms Guo was manager of finance of Shandong Shengda Construction Co., Ltd., one of our affiliates, from January 2001 to January 2003. She has served as manager of finance of Shandong Shengda Technology Co., Ltd., one of our affiliates, since January 2003. Ms. Guo was licensed as an accountant in 1996.  We believe Ms. Guo’s qualifications to serve on our board include her extensive knowledge of the Company as a long-term executive, which gives her detailed understanding of the complexities of the operation.  Her experience allows her to direct the operations of the Company and her financial experience provides valuable insights both in directing the business operations and in serving on the board of directors.

Mr. Dongquan Zhang has served as our director since February 23, 2007. Mr. Zhang has extensive experience in the chemical industry especially in research and development and regulatory areas. Currently, he is a member of the board of directors of All China Association of Petro-Chemical Industry, vice president of Shandong Chemistry and Chemical Engineering Association, and vice president of Shandong Environmental Industry Association, and president of Shandong Chemical Industrial Pollution Prevention Association. From February 1994 to December 2000, he served as director general and senior engineer of the Petro-Chemical Industry of Shandong Province.  We believe Mr. Zhang’s qualifications to serve on our board include his extensive knowledge of the Company, his experience serving on boards of other companies, and his extensive knowledge and experience of the markets in which we conduct business.  Furthermore, Mr. Zhang is a professional in the chemical industry and provides technical support to the board, which support is particularly important when evaluating new ventures proposed to the board.

Mr. A. Carl Mudd has served as our director since February 23, 2007. Mr. Mudd has extensive management experience especially in the financial area. He has spent the past 14 years consulting with and mentoring CEOs and Boards of Directors of major companies on global strategy, business processes and international operations and 27 years as CFO, COO and president of international companies. From 2003 to 2006, he was an advisory director at CIMIC Holdings, Ltd. From 1993 to 1996, he served as director and chairman of the Audit Committee at AM International, Inc. Mr. Mudd also serves as an independent director and chairman of the Audit Committee and Member of the Compensation Committee and Nominating & Corporate Governance Committee of Sutor Technologies Group, LTD (SUTR) a NASDAQ listed company. He is also a Statutory Director of the National Association of Corporate Directors-North Texas Chapter and Director in Residence – Institute for Excellence in Corporate Governance, University of Texas at Dallas, School of Management. He is a Certified Public Accountant, holds a business degree from St. Edward's University and a Certification of Director Education – The National Association of Corporate Directors Institute.  We believe Mr. Mudd’s qualifications to serve on our board include his extensive knowledge of the Company, his international management experience of both public and privately held companies and his in-depth knowledge of finance, accounting, and general management.

Mr. Sheldon B. Saidman has served as our director since February 23, 2007. Mr. Saidman has extensive senior executive experience, especially in marketing and general management. He has held positions as president or chief operating officer in several companies, both pubic and private. From May 2001 to October 2005, he served as president of Liberty Wire & Cable, Inc. since September 2005, he has owned and served as president of Saidman & Associates, Inc., a business management consulting practice and serves as a member of Board of Directors of Roscoe Medical, Inc., a privately held company owned by River Associates Investments, LLC, a private equity group. He holds a bachelor’s degree in journalism and public relations from The University of Maryland.  We believe Mr. Saidman’s qualifications to serve on our board include his extensive knowledge of the Company, his experience serving on boards of other companies and the unique perspective he brings to various issues considered by the board, particularly related to sales, marketing, and general management.

The votes regarding the election of the persons named above as directors were as follows:

	FOR	AGAINST

Xiangzhi Chen	41,441,750	37,837
Anhui Guo	41,439,441	40,146
Dongquan Zhang	41,441,621	37,966
A. Carl Mudd	41,444,335	35,252
Sheldon B. Saidman	41,443,935	35,652

Item 8.01 Other Items.

At the Annual Meeting, the proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2010 was duly approved and adopted. The votes regarding the proposal were as follows:

FOR	AGAINST	ABSTENTIONS

50,616,111	513,263	103798

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShengdaTech, Inc.

Dated: October 22, 2010	By:	/s/ Xiangzhi Chen
Xiangzhi Chen
President and Chief Executive Officer